Exhibit 99

DESTINATION MATERNITY CORPORATION

CONTACT:	Dawn Dover
Kekst and Company Incorporated
(212) 521-4817

For Immediate Release

ANTHONY ROMANO APPOINTED AS

DESTINATION MATERNITY’S CHIEF EXECUTIVE OFFICER

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Ed Krell Steps Down as Destination Maternity’s Chief Executive Officer

Philadelphia, PA, August 11, 2014 — Destination Maternity Corporation (Nasdaq: DEST) (“the Company”), the world’s leading maternity apparel retailer, today announced that Ed Krell is stepping down as the Company’s chief executive officer and a member of its board of directors. Anthony M. Romano will become the Company’s chief executive officer and be appointed to its Board of Directors, effective immediately.

“On behalf of our entire board, I would like to thank Ed for his many contributions to Destination Maternity over the past 12 years,” said Arnaud Ajdler, Chairman of the Board of Directors of Destination Maternity. “Ed joined the Company as chief financial officer in 2002 and has served as the Company’s chief executive officer since 2008. Under his leadership the Company made important progress, strengthening management, enhancing operations, improving financial performance and increasing shareholder value.”

Ed Krell commented, “After leading the team that significantly strengthened the Company over the past six years as CEO, the Board and I decided that this was a logical time for a change in leadership at the Company, and a logical time for me to pursue other opportunities. Destination Maternity has a bright future, and I wish Tony and the entire Destination Maternity team all the best as they continue to strengthen and grow the Company.”

Mr. Ajdler continued, “Tony brings to Destination Maternity both extensive knowledge of retail operations and a demonstrated ability to lead and influence the creative side of the business. His passion for understanding and connecting with customers will support our efforts to deliver exciting product assortments and excellent shopping experiences. We are confident that his unique combination of expertise and skills will help us grow both the top and bottom lines and deliver enhanced shareholder value.”

ANTHONY ROMANO APPOINTED AS DESTINATION MATERNITY’S CHIEF EXECUTIVE OFFICER	Page 2

“Destination Maternity’s market leadership is founded on its commitment to helping the mom-to-be look and feel great, with concepts and products that respond to her unique style preferences, budget and how she wants to shop,” said Mr. Romano. “I look forward to working with the company’s many talented employees to grow the business by deepening our understanding of our customers and translating this knowledge into even more exciting collections and experiences.”

Mr. Romano, 52, has held executive leadership positions at major publicly-held retailers, including Ascena Retail Group, Inc., Charming Shoppes and ANN INC. He joined Charming Shoppes, Inc., a $2 billion, publicly traded specialty retailer, in 2009 as its executive vice president of business transformation/global sourcing. He was named interim chief executive officer in October 2010 and chief executive officer in March 2011. In those positions, Mr. Romano designed and executed a strategic transformation plan that resulted in a successful turnaround of the company, which during his leadership delivered six consecutive quarters of year-over-year EBITDA growth and its first operating profit in four years. Mr. Romano remained president and chief executive officer of Charming Shoppes following its sale to Ascena Retail Group, Inc. in May 2012, and was a member of Ascena Retail Group, Inc.’s executive leadership group, until March 2013.

From 1997 to 2008, Mr. Romano held positions of increasing responsibility at ANN INC. During his tenure, Ann Taylor tripled in size through organic growth, growing from $700 million in revenue and 300 stores to $2+ billion in revenue and 900 stores. He joined Ann Taylor as Senior Vice President, Logistics and rose to the level of Executive Vice President and Chief Supply Chain Officer responsible for Global Sourcing, Logistics, Technology, and Real Estate. Prior to joining Ann Taylor in 1997, he spent eight years at Charming Shoppes in a variety of operational and financial roles. He began his career as a certified public accountant with the predecessor firm to Ernst & Young.

He is a summa cum laude graduate of Syracuse University where he was a four-year football letterman and an Academic All-American, and is a member of the Board of Directors and Chairman of the Finance Committee of Benco Dental Supply Company.

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Destination Maternity Corporation is the world’s largest designer and retailer of maternity apparel. In the United States and Canada, as of June 30, 2014, Destination Maternity operates 1,901 retail locations, including 575 stores, predominantly under the tradenames Motherhood Maternity®, A Pea in the Pod®, and Destination Maternity®, and 1,326 leased department locations, and sells on the web through its

ANTHONY ROMANO APPOINTED AS DESTINATION MATERNITY’S CHIEF EXECUTIVE OFFICER	Page 3

DestinationMaternity.com and brand-specific websites. Destination Maternity also distributes its Oh Baby by Motherhood® collection through a licensed arrangement at Kohl’s® stores throughout the United States and on Kohls.com. In addition, Destination Maternity has international store franchise and product supply relationships in the Middle East, South Korea and Mexico. As of June 30, 2014, Destination Maternity has 77 international franchised locations, including 18 Destination Maternity branded stores and 59 shop-in-shop locations.

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made from time to time by management of the Company, including those regarding changes in management and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the continuation of the economic recovery of the retail industry in general and of apparel purchases in particular, our ability to successfully manage our various business initiatives, our ability to successfully pursue, complete and manage any acquisitions and related matters, adverse effects on the market price of our common stock and on our operating results because of a failure to complete any proposed acquisition, failure to realize any benefits of any proposed acquisition, the success of our international business and its expansion, our ability to successfully manage and retain our leased department and licensed relationships and marketing partnerships, future sales trends in our existing retail locations and through the Internet, unusual weather patterns, changes in consumer spending patterns, raw material price increases, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for apparel, expense savings initiatives, our ability to anticipate and respond to fashion trends and consumer preferences, unanticipated fluctuations in our operating results, the impact of competition and fluctuations in the price, availability and quality of raw materials and contracted products, availability of suitable store locations, continued availability of capital and financing, our ability to hire and develop senior management and sales associates, our ability to develop and source merchandise, our ability to receive production from foreign sources on a timely basis, potential stock repurchases, our ability to continue our regular quarterly cash dividend, the trading liquidity of our common stock, changes in market interest rates, our ability to successfully manage and accomplish our planned relocations of our headquarters and distribution operations with minimal disruption to our overall operations, war or acts of terrorism and other factors set forth in the Company’s periodic filings with the U.S. Securities and Exchange Commission (the “SEC”), or in materials incorporated therein by reference. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this announcement. The Company assumes no obligation to update or revise the information contained in this announcement (whether as a result of new information, future events or otherwise), except as required by applicable law.